Exhibit 10.1

                   AMENDING AGREEMENT - SUBSCRIPTION AGREEMENT

      THIS AMENDING AGREEMENT (the "Agreement") is dated as of July 23, 2004 by and between AdZone Research, Inc., a Delaware corporation (the "Company") and The Nutmeg Group, L.L.C. (the "Purchaser")

      WHEREAS, the Company and the Purchaser have entered into a Subscription Agreement (the "Subscription Agreement") dated as of May 20, 2004; and

      WHEREAS, the parties now wish to amend the Subscription Agreement on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, intending to be legally bound, hereby agree as follows:

      1. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Subscription Agreement.

      2. The Subscription Agreement is hereby amended as follows:

      (a) Section 1, paragraphs 1-3 are hereby deleted and replaced in its entirety by the following:


      "1. Subscription. Subject to the terms and conditions contained herein, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, (i) a certain number of shares of the Company's Common Stock (the "Common Stock"), and warrants to purchase additional shares of Common Stock; and (ii) an option to purchase shares of common stock (the Common Stock, Warrants and Options are referred to as the "Securities"), for an aggregate purchase price of up to $1,850,000 (the "Purchase Price").

      The $1,850,000 Purchase Price will be payable by Purchaser, in four traunches. The first traunche will be a minimum of $400,000 and occur no later than May 20, 2004. The second traunche will be an amount equal to $600,000 and shall occur no later than June 4, 2004. The third $100,000 shall occur no later than August 1, 2004. The fourth traunche will be in the form of a $750,000 Option and shall occur within 5 days of the date on which the registration statement registering the Securities is declared effective.

      The number of shares issuable to Nutmeg (the "Applicable Number") for Traunches 1, 2 and 3 will equal $1,000,000 divided by the lesser of:


      (a) $.20, or

      (b) fifty-seven percent (57%) of the average closing bid price for Common Stock on the two trading days immediately prior to Closing of such traunche, or

      (c) fifty-seven percent (57%) of the average closing bid price for Common Stock on the two trading days immediately prior to the date on which the registration statement (as described in the Registration Rights Agreement) is declared effective.

      (the lesser of (a), (b) and (c) being hereinafter referred to as the "Fixed Price").


      The number of shares issuable to Nutmeg for Traunche 4 will equal $750,000 divided by the lesser of:


      (a) $.20, or


      (b) fifty-seven percent (57%) of the average closing bid price for Common Stock on the two trading days immediately prior to the filing with the Securities and Exchange Commission of the registration statement (as described in the Registration Rights Agreement),

      (c) fifty-seven percent (57%) of the average closing bid price for Common Stock on the two trading days immediately prior to the date on which the registration statement (as described in the Registration Rights Agreement) is declared effective.

      Purchaser will be issued Warrants (hereinafter "Warrants") exercisable into such number of shares of Common Stock as is equal to 50% of the shares issued pursuant to this agreement. The Common Stock into which the Warrants are exercisable will have piggyback registration rights, and the Warrants will be transferable. Unexercised Warrants will expire December 31, 2008 ("Warrant Expiration Date"). Warrants will be exercisable into Common Stock at the lesser of: (a) $0.25, or a price equal to (b) 125% of fifty-seven percent (57%) of the average closing bid price for Common Stock on the two trading days immediately prior tothe filing with the Securities and Exchange Commission of the registration statement (as described in the Registration Rights Agreement), or, in the case of traunches one, two and three, (c) 125% of fifty-seven percent (57%) of the average closing bid price for Common Stock on the two trading days immediately prior to Closing of such traunche.


      (b) The following limitation is to be added at the end of Section 1

      Maximum Exercise. At any point in time, the Purchaser shall not be entitled to receive shares of common stock if such issuance would result in beneficial ownership by the Purchaser and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such issue date, including:

            (i) the number of shares of common stock beneficially owned by the Purchaser and its affiliates, and

            (ii) the number of shares of common stock issuable upon the exercise or conversion of securities owned.

For the purposes of this provision as set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Purchaser shall not be limited to aggregate common stock issuances of only 9.99% and aggregate commn stock issuances may exceed 9.99%. The Purchaser may void the issuance limitation described in this Section upon 61 days prior written notice to the Company. The Purchaser may allocate which of the equity of the Company deemed beneficially owned by the Purchaser shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

3. Except as amended hereby, the Subscription Agreement shall bind the parties thereto in accordance with its terms.

4. If a provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part.

5. No condoning, excusing or waiver by any party of any default, breach or non-observance by any other party will operate as a waiver of that party's rights in respect of any continuing or subsequent default, breach or non-observance or so as to defeat or affect in any way the rights of that party in respect of any continuing or subsequent default, breach or non-observance, and no waiver will be inferred from or implied by anything done or omitted to be done by the party having those rights.

6. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

8. This Agreement may be executed in facsimile counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts together shall constitute the same Agreement.






                            [SIGNATURE PAGE FOLLOWS]

               [SIGNATURE PAGE TO AMENDING AGREEMENT IN RESPECT OF
                             SUBSCRIPTION AGREEMENT]

      IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

                                ADZONE RESEARCH, INC.

                                By:
                                   ---------------------------------------------
                                   Name:  Charles Cardona
                                   Title: President and Chief Executive Officer




                      [SIGNATURE PAGE OF PURCHASER FOLLOWS]

                 [PURCHASER SIGNATURE PAGE TO AMENDING AGREEMENT
                      IN RESPECT OF SUBSCRIPTION AGREEMENT]


Address:                               THE NUTMEG GROUP
--------


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title: